EXHIBIT 5.1

JAMES C. LOCKWOOD
Attorney at Law
700 East Bonita Avenue
Pomona, CA 91767

September 13, 2002

Keystone Automotive Industries, Inc.
700 East Bonita Avenue
Pomona, CA 91767

Re: Registration Statement on Form S-8

Gentlemen:

At your request, I have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Keystone Automotive Industries, Inc., a California corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 500,000 shares of the Company’s common stock (the “Common Stock”), that may be issued in the aggregate pursuant to awards granted under the Company’s 1996 Employee Stock Incentive Plan, as amended (the “Plan”).

In rendering this opinion, I have examined only the following documents:

1.	The Amended and Restated Articles of Incorporation of the Company;

2.	The Amended and Restated Bylaws of the Company;

3.	The Plan;

4.	The forms of Incentive Stock Option Agreement and Non-Qualified Stock Option Agreement (collectively, the “Agreements”) to be used in connection with the Plan;

5.
Resolutions adopted by the Company’s Board of Directors as of July 18, 2002 and September 12, 2002 and at a meeting of the shareholders of the Company on August 20, 2002 pertaining to the adoption of the Amendment to the Plan and the Registration Statement; and

6.	The Registration Statement.

With respect to the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as certified or reproduced copies.

Based solely upon the foregoing and assuming, without further inquiry, that (i) all awards granted under the Plan to date have been, and all awards to be granted under the Plan will be, duly and validly granted in accordance with the terms of the Plan, (ii) the consideration for the shares of Common Stock to be issued pursuant to such awards will be received prior to the issuance thereof, (iii) the shares of Common Stock to be issued pursuant to such awards will be issued in accordance with the terms of the Plan and the applicable Agreements, (iv) the Registration Statement will become effective under the Securities Act prior to the issuance of

Keystone Automotive Industries, Inc.
September 13, 2002

any shares of Common Stock under the Plan and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or be pending before the SEC, (v) prospectuses will be updated and delivered to participants in the Plan as required by the Securities Act and the rules and regulations promulgated by the SEC thereunder and (vi) the grant of awards under the Plan and the issuance of shares of Common Stock pursuant to such awards will comply with the securities laws of each state or jurisdiction applicable thereto (other than the Securities Act), upon which assumptions the following opinion is expressly conditioned, it is the opinion of the undersigned that the 500,000 shares of Common Stock covered by the Registration Statement and issuable by the Company pursuant to awards granted pursuant to the Plan will be, when issued and delivered against payment therefore in accordance with the Plan, the applicable Agreements and the Registration Statement, duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the current laws of the State of California and the Securities Act and the rules and regulations promulgated by the SEC thereunder, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, I have no obligation to revise or supplement it should the current laws of the State of California or the Securities Act or such rules and regulations be changed by legislative action, judicial decision or otherwise.

This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of the undersigned in each instance.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Respectfully submitted,

James C. Lockwood
Attorney